Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-128353) on Form S-8 and Registration Statements (No. 333-139712 and No.333-136872) on Forms S-3 of BabyUniverse, Inc. and subsidiaries of our report dated March 31, 2007 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of BabyUniverse, Inc. and subsidiaries for the year ended December 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 31, 2007